Exhibit 99.(a)(4)

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

ARTICLES SUPPLEMENTARY

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”), and by a resolution of its Board of Directors, the Corporation has elected to become subject to the provisions of:  Section 3-804(a) of the MGCL, which requires at least a two-thirds stockholder vote for the removal of directors, and then only for cause in accordance with Section 2-406(b)(3) of the MGCL; and Section 3-805 of the MGCL, under which a special meeting of the stockholders requested by stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting, and certain procedural requirements are specified in connection with such special meetings of the stockholders.  In the event of any inconsistency with the charter or bylaws of the Corporation, the aforesaid MGCL provisions will govern.

SECOND:  The election to become subject to Sections 3-804(a) and 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

IN WITNESS WHEREOF, Credit Suisse Asset Management Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 14th day of August, 2008, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

/s/J. Kevin Gao	By:	/s/George R. Hornig
J. Kevin Gao		George R. Hornig
Secretary		President